UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2017

NewLink Genetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-35342	42-1491350
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2503 South Loop Drive Ames, IA		50010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 296-5555

Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
To the extent required by Item 1.01 of Form 8-K, the information regarding the License Agreement (defined below) contained in Item 2.01 of this Current Report on Form 8-K and the License Agreement, which is filed as Exhibit 10.1 hereto, are incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.
On March 19, 2017 (the “Effective Date”), Cerulean Pharma, Inc. (“Cerulean”) and a wholly-owned subsidiary of NewLink Genetics Corporation (“NewLink Genetics”), BlueLink Pharmaceuticals, Inc. (“Acquisition Co”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Cerulean sold to Acquisition Co all of Cerulean’s right, title and interest in and to the clinical product candidates CRLX101 and CRLX301 (the “Products”) and the accompanying intellectual property rights and know-how, in exchange for an aggregate purchase price of $1.5 million to be paid by Acquisition Co within five business days of March 20, 2017, subject to certain conditions. The transaction was completed simultaneously with the execution of the Asset Purchase Agreement on the Effective Date.
In connection with the Asset Purchase Agreement, Acquisition Co also entered into a license agreement with Cerulean in favor of Acquisition Co (the “License Agreement”), pursuant to which Cerulean granted to Acquisition Co an exclusive, worldwide, perpetual, sublicensable right and license, under Cerulean’s Dynamic Tumor Targeting platform technology, to research, develop and commercialize the Products. Acquisition Co may terminate the License Agreement upon 60 days’ notice to Cerulean for any or no reason. Cerulean may terminate upon a material breach of the License Agreement by Acquisition Co, subject to a 60-day cure period. Pursuant to the terms of the License Agreement, Acquisition Co agreed to indemnify Cerulean or its assigns for certain claims arising from a breach of the License Agreement or the research, development and/or commercialization of the Products by Acquisition Co.
The foregoing descriptions of the Asset Purchase Agreement and the License Agreement, and the transactions contemplated thereby, in each case, do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference, and to the License Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
In addition to the $1.5 million spent to acquire the Products, NewLink Genetics expects to spend approximately $1.5 to $3 million in 2017 on transaction costs, transitional matters, and the winding up of clinical trials related to the Products.

Item 9.01 Financial Statements and Exhibits.
Reference is made to the Exhibit Index included with this Current Report on Form 8-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    March 20, 2017

NewLink Genetics Corporation

By:	/s/ John B. Henneman III
John B. Henneman III
Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated March 19, 2017, between Bluelink Pharmaceuticals, Inc. and Cerulean Pharma, Inc.
10.1	License Agreement, dated March 19, 2017, between BlueLink Pharmaceuticals, Inc. and Cerulean Pharma, Inc.

*
The schedules and exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.